UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 28, 2008

Manas Petroleum Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-107002	91-1918324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bahnhofstrasse 9, 6341 Baar, Switzerland
(Address of principal executive offices) (Zip code)

+41 (44) 718 10 30
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4 (c))

Item 3.02 Unregistered Sale of Equity Securities

On April 28, 2009, we granted stock options to an aggregate of three people, one of whom is an officer of our company, one is an employee of our company and one is an executive officer of a corporate consultant to our company, to purchase an aggregate of 4,400,000 shares of our common stock at an exercise price of $0.26 per share, for a term expiring April 28, 2012.

The options will vest in 12 installments every three months, with each installment equal to 1/12th of the total number of options granted to the optionee. Each grant is subject to the execution of a stock option agreement by the grantee.

Two of the grantees are not U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended), and we issued 2,400,000 of these options in to these two grantees in offshore transactions relying on the registration exemption provided by Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended. The third grantee is a U.S. person and we issued the options to him relying on the registration exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANAS PETROLEUM CORPORATION

By:

/s/ Erik Herlyn
Erik Herlyn
Chief Executive Officer, Interim Chief Financial Officer
Dated: May 12, 2009